Exhibit 10.1

SECURITIES exchange AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is dated as of June 13, 2021, among Avalon GloboCare Corp., a Delaware corporation (the “Company”), Lonlon Biotech Ltd., a company incorporated in the British Virgin Islands (“Sen Lang”), Senlang Biotechnology Co. Ltd. (河北森朗生物科技有限公司 in Chinese), a company with limited liability organized and existing under the laws of the PRC (the “OpCo”), and Yueyin Datong (Tianjin) Asset Management Co. Ltd. (in Chinese, 约印大通（天津）资产管理有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China (including its successors and assigns, “Purchaser”).

WHEREAS, the Company has entered into certain Share Purchase Agreement (the “Acquisition Agreement”) dated as of June 13, 2021, with Sen Lang), the holders of shares of Sen Lang capital stock and the other parties named therein, and upon the closing of the Acquisition Agreement, the Company will become 100% parent-owner of Sen Lang;

WHEREAS, Lonlon Biotech Investment Limited (the “HK Subsidiary”) is a wholly owned subsidiary of Sen Lang that is organized and existing under the laws of Hong Kong Special Administrative Region (“Hong Kong”).

WHEREAS, Beijing Langlang Runfeng Biotechnology Co., Ltd. (北京朗朗润丰生物科技有限公司 in Chinese) is a wholly foreign owned enterprise with limited liability organized and existing under the laws of the People’s Republic of China (the “PRC”, for the purpose of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan) (the “PRC Subsidiary”). The PRC Subsidiary is a wholly-owned company of the HK Subsidiary.

WHEREAS, the OpCo is mainly engaged in the business of the research and development in relation to CAR-T cell therapy, immune cell therapy and related drug (the “Principal Business”). Thirteen (13) out of the total fifteen (15) Sen Lang Beneficial Shareholders own the aggregate 100% equity interests in the OpCo.

WHEREAS, the PRC Subsidiary has entered into a set of variable interest entities agreements (such agreements are collectively referred to as the “VIE Agreements”, and such contractual control arrangement is referred to as the “VIE Structure”) with the OpCo and each of its equity holder, to establish and maintain the OpCo’s intended captive structure, under which the financial statements of the OpCo can be consolidated with those of the other subsidiaries of Sen Lang in accordance with its then duly adopted accounting principles.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to provide each Purchaser with the right to exchange the Registered Capital of the OpCo for the Shares, as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquisition Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Acquisition Closing” shall have the meaning ascribed to such term in Section 2.2.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Closing” means the closing of the transactions contemplated hereby pursuant to Article II. Closing shall include, jointly and severally, “Initial Closing”, “Second Installment Closing” and “Third Installment Closing”.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the OpCo’s obligations to deliver the Registered Capital, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exchange Date” means the day on which Purchaser provides written notice to the Company, Sen Lang and the OpCo to elect to (i) exchange its Registered Capital of the OpCo for shares of Common Stock of the Company or (2) exchange its Registered Capital of the OpCo for shares of Sen Lang.

“Exchange Rate” means the RMB exchange rate officially published by Bank of China on the date of the exchange notice pursuant to Section 2.8(a).

“Exchange Termination Date” shall have the meaning ascribed to such term in Section 2.8(a).

“Initial Closing” shall have the meaning ascribed to such term in Section 2.4.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“OpCo” refers to Senlang Biotechnology Co. Ltd. (河北森朗生物科技有限公司 in Chinese), a PRC company with limited liability organized and existing under the laws of the PRC.

“OpCo Capital Increase Agreement” shall have its meanings as provided in Section 2.1.

“Per Share Exchange Price” equals $1.211. The Per Share Exchange Price shall be adjusted to reflect any stock split, reclassification, combination or other similar change of the Company’s Common Stock.

“Per Sen Lang Share Price” equals $20,014.49182. The Per Sen Lang Share Price shall be adjusted to reflect any such stock split, reclassification, combination or other change.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registered Capital” shall have the meaning ascribed to such term in Section 2.2.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(f).

“Second Installment Closing” shall have the meaning ascribed to such term in Section 2.7.

[1]	The Per Share Exchange Price will be calculated as of the date of this Agreement and will equal the lower of: (i) the closing price of the Common Stock (as reflected on Nasdaq.com) immediately preceding the date of this Agreement; or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of this Agreement (calculated on a simple, not weighted average, basis).

[2]	“Per Sen Lang Share Price” equals (a) the Per Share Exchange Price multiplied by the total of (i) the outstanding shares of Common Stock of the Company (84,425,564 shares) plus (ii) 81,000,000 (the number of shares of Common Stock of the Company to be issued pursuant to the Share Purchase Agreement), (b) then divided by the total number of shares of Sen Lang issued and outstanding at the date of this Agreement (currently 10,001 shares).

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock of the Company issuable upon exchange of the Registered Capital of the OpCo pursuant to the terms of this Agreement.

“Subscription Amount” means the aggregate amount as specified in Section 2.1 herein, to be paid by Purchaser for the Registered Capital of the OpCo purchased under and pursuant to the terms and conditions in the OpCo Capital Increase Agreement.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Third Installment Closing” shall have the meaning ascribed to such term in Section 2.7.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the OpCo Capital Increase Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“VIE Agreements” mean the set of documents entered into by and between the PRC Subsidiary and the OpCo and each of its equity holder, to establish and maintain the OpCo’s intended captive structure, under which the financial statements of the OpCo can be consolidated with those of the other subsidiaries of Sen Lang in accordance with the then duly adopted accounting principles of Sen Lang. The VIE Agreements include (i) an exclusive technical consultation and service agreement; (ii) an exclusive purchase option agreement; (iii) an entrustment agreement of shareholders’ rights; (iv) a share pledge agreement; and (v) a spouse consent letter.

Definitions not otherwise defined herein shall have the same meaning as those in the Acquisition Agreement.

ARTICLE II.

PURCHASE AND SALE

2.1 OpCo Capital Increase Agreement. Concurrently with the execution of this Agreement, Purchaser shall enter into an agreement with the OpCo related to the purchase of Registered Capital (as defined below) of the OpCo (the “OpCo Capital Increase Agreement”), in substantially similar form and substance as Exhibit A, whereby Purchaser agrees to contribute its Subscription Amount as its capital contribution to the OpCo in three installments below, as more specifically provided in the OpCo Capital Increase Agreement.

First Installment (due upon Closing):	RMB	67,000,000
Second Installment (due within 3 months after Closing):	RMB	67,000,000
Third Installment (due within 6 months after Closing):	RMB	66,000,000

Total Subscription Amount:	RMB	200,000,000

In addition, Purchaser shall enter into the VIE Agreements and agree to use its best effort to maintain the validity of the VIE Arrangements.

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2.2 Purchase of Registered Capital. Upon the terms and subject to the conditions set forth in the OpCo Capital Increase Agreement, the OpCo agrees to sell, and Purchaser agrees to purchase, equity interests of the OpCo, representing in the aggregate of 15.6473%3 of the OpCo’s total registered capital (the “Registered Capital”) pursuant to the Capital Increase Agreement with the excess of the payment amount over the Registered Capital as the OpCo’s “capital excess”. The effectiveness of each of this Agreement and the OpCo Capital Increase Agreement is contingent upon, and its closing will be substantially concurrent with the closing of the transactions contemplated by the Acquisition Agreement (the “Acquisition Closing”).

2.3 Purchase Consideration. The Parties agree that the payment for the Subscription Amount under this Agreement may be satisfied by Purchaser’s subscription and payment of Registered Capital of the OpCo pursuant to the terms of the OpCo Capital Increase Agreement and subject to other terms and conditions herein.

2.4 Initial Closing. On the Initial Closing Date which will be substantially concurrent with the Acquisition Closing, Purchaser shall pay its First Installment of its Subscription Amount (i.e., RMB67,000,000) into the capital account of the OpCo as a contribution of Registered Capital, and OpCo shall deliver to Purchaser its Registered Capital, as determined pursuant to the OpCo Capital Increase Agreement, and the Company, OpCo and Purchaser shall deliver the other items set forth in Section 2.5 deliverable at the Closing (“Initial Closing”) and the items set forth in the OpCo Captial Increase Agreement. Upon satisfaction of the covenants and conditions set forth in Sections 2.5 and 2.6, the Initial Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.

2.5 Deliveries for Initial Closing.

(a) On or prior to the Initial Closing Date, the Company and the OpCo shall, respectively, deliver or cause to be delivered to Purchaser the following:

(i)	this Agreement duly executed by the Company; and

(ii)	the OpCo Captial Increase Agreement duly executed by the OpCo.

(b) On or about the Initial Closing Date, Purchaser shall deliver or cause to be delivered to the Company or the OpCo, as applicable, the following:

(i)	this Agreement duly executed by Purchaser; and

(ii)	the OpCo Capital Increase Agreement duly executed by Purchaser.

[3]	The percentage registered capital to be inserted at the date of execution of this Agreement and the OpCo Capital Increase Agreement shall be calculated as follows: (a) the Subscription Amount in RMB paid by the Purchasers pursuant to the OpCo Capital Increase Agreement converted to USD at the Exchange Rate of 6.3856 (the Exchange Rate on June 11, 2021), divided by (b) the total of (i) the outstanding shares of Common Stock of the Company (84,425,564 shares) plus (ii) 81,000,000 (the number of shares of Common Stock of the Company to be issued pursuant to the Acquisition Agreement), then multiplied by the Per Share Exchange Price. Such percentage of OpCo’s registered capital shall only applicable in the event of that the Purchaser has paid up the Total Subscription Amount to OpCo, and the final and acutal percentage of the registered capital of the OpCo held by the Purchaser shall be adjusted based on the actual Subcription Amount paid by the Purchaser pursuant to the OpCo Capital Increase Agreement.

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2.6 Initial Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Initial Closing Date of the representations and warranties of the Purchaser contained herein and in the OpCo Capital Increase Agreement (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date herein shall have been performed;

(iii)	the consummation of the Acquisition Closing;

(iii)	the execution by Purchaser, the OpCo Capital Increase Agreement and the VIE Agreements;

(iv)	all closing conditions specified to be performed by Purchaser in the OpCo Capital Increase Agreement have been satisfied;

(v)	the issuance of the shares of Common Stock of the Company subject to the exchange hereunder shall have been approved by the Company’s stockholders in the manner required by the applicable rules of the Nasdaq Stock Exchange (“Nasdaq”);

(vi)	the shares of Common Stock of the Company subject to the exchange hereunder shall have been approved for listing on Nasdaq, subject to official notice of issuance; and

(vi)	the delivery by Purchaser of the items set forth in Section 2.5(b) of this Agreement.

(b) The obligations of Purchaser hereunder in connection with the Initial Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Initial Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

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(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the consummation of the Acquisition Closing;

(iv)	all closing conditions specified to be performed by the OpCo in the OpCo Capital Increase Agreement have been satisfied;

(v)	the issuance of the shares of Common Stock of the Company subject to the exchange hereunder shall have been approved by the Company’s stockholders in the manner required by the applicable rules of the Nasdaq;

(vi)	the shares of Common Stock of the Company subject to the exchange hereunder shall have been approved for listing on Nasdaq, subject to official notice of issuance; and

(vii)	the delivery by the Company of the items set forth in Section 2.5(a) of this Agreement.

2.7 Second and Third Installmenrt Payments and Closings. Subject to the occurrence of Initial Closing and other terms and conditions hereunder, Purchaser shall pay its Second Installment (i.e., RMB67,000,000) of its Subscription Amount within three (3) months after the Initial Closing (“Second Installment Closing”), and Third Installment (i.e., RMB66,000,000) of its Subscription Amount within six (6) months after the Initial Closing (“Third Installment Closing”), into the capital account of the OpCo as a contribution of Registered Capital, and OpCo shall deliver to Purchaser its Registered Capital, as determined pursuant to the OpCo Capital Increase Agreement. Upon satisfaction of the covenants and conditions set forth in the OpCo Capital Increase Agreement with respect to such Installment Closing, the Second Installment Closing and Third Installment Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.

2.8. Exchange.

(a)	At any time following the six (6) month anniversary of a Closing and prior to 5:30 p.m. (New York City time) on the five (5) year anniversary of such Closing; provided, that in the event such day is not a Business Day, then on the next Business Day (the “Exchange Termination Date”), and subject to the limitations set forth in clause (b) below, Purchaser or its nominee shall have the right, by providing written notice to the Company, Sen Lang and the OpCo within the time periods set forth above, to elect to (i) exchange its Registered Capital of the OpCo for shares of Common Stock of the Company based upon the Per Share Exchange Price, or (ii) exchange its Registered Capital of the OpCo for shares of Sen Lang based upon the Per Sen Lang Share Exchange Price.

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In the event the Purchaser elects to exchange its Registered Capital of the OpCo for shares of Common Stock of the Company, the Purchaser or the Purchaser’s nominee shall be entitled to receive a number of shares of Common Stock of the Company equal to Purchaser’s original Subscription Amount as fully paid (i) converted at the Exchange Rate and (ii) divided by the Per Share Exchange Price. For example, in the event a Purchaser desires to exchange RMB 6,500,000 (or $1,000,000 in USD (assuming the Exchange Rate is 6.5 on the date of the exchange notice) of its Registered Capital for shares of Common Stock of the Company (using the Per Share Exchange Price of $1.21), it would provide written notice to the Company and the OpCo of the amount to be exchanged, in this case $1,000,000, and the Purchaser or the Purchaser’s nominee would receive 826,446 shares of Common Stock of the Company (rounded down to the nearest whole number of shares of Common Stock) and the $1,000,000 (or equivalent amount in RMB) of Registered Capital would be transferred to the Company’s nominee by the OpCo as per Section 2.7(c) hereof. During the period from date of this agreement to the earlier date of: (i) Exchange Date; or (ii) Exchange Termination Date, the Per Share Exchange Price shall be adjusted to reflect any stock split, reclassification, combination or other similar change to the Company’s Common Stock.

In the event the Purchaser elects to exchange its Registered Capital of the OpCo for shares of Sen Lang, the Purchaser or the Purchaser’s nominee shall be entitled to receive a number of shares of Sen Lang equal to Purchaser’s original Subscription Amount as fully paid (i) converted at the Exchange Rate and (ii) divided by the Per Sen Lang Share Exchange Price. For example, in the event a Purchaser desires to exchange RMB 6,500,000 (or $1,000,000 in USD (assuming the Exchange Rate is 6.5 on the date of the exchange notice) of its Registered Capital for shares of Sen Lang (using the Per Sen Lang Share Exchange Price of $20,014.4918), it would provide written notice to the Company, Sen Lang and the OpCo of the amount to be exchanged, in this case $1,000,000, and the Purchaser or the Purchaser’s nominee would receive 49 shares of Sen Lang (rounded down to the nearest whole number of shares of Sen Lang) and the $1,000,000 (or equivalent amount in RMB) of Registered Capital would be transferred to the Company’s nominee by the OpCo as per Section 2.7(c) hereof. During the period from date of this agreement to the earlier date of: (i) Exchange Date; or (ii) Exchange Termination Date, the Per Sen Lang Share Price shall be adjusted to reflect any stock split, reclassification, combination or other similar change to the Sen Lang capital stock.

(b)	Purchaser hereby agrees that it shall not be entitled to exchange the Registered Capital purchased by Purchaser under the OpCo Capital Increase Agreement into shares of Common Stock of the Company pursuant to the terms of this Agreement until the six (6) month anniversary of each Closing, and in each case following such six (6) month period until the Exchange Termination Date, shall not be eligible to exchange Registered Capital for shares of Common Stock of the Company pursuant to the terms of this Agreement in an amount exceeding more than 10% of Purchaser’s Subscription Amount as fully paid in any thirty (30) day period.

(c)	Notwithstanding anything to the contrary, if at the time of such exchange pursuant to the terms of this Agreement, the Company, in its reasonable judgement, is restricted from directly owning any equity interest in the OpCo, the Company may designate a PRC entity or individual as its nominee to receive and hold on its behalf the Registered Capital of the OpCo tendered by Purchaser for such Share exchange. The transfer of Registered Capital by Purchaser to such Company nominee holder shall be at a nominal price. Purchaser shall jointly and severally indemnify and hold harmless, the Company and the OpCo, and their respective affiliates from and against all taxes, including all penalties and interests assessed and/or imposed by the PRC tax authority, including all costs, expenses, damages and losses arising or resulting from or in connection with the transfer of Registered Capital in this Section 2.7(c).

(d)	Notwithstanding anything to the contrary, if at the time of such exchange pursuant to the terms of this Agreement, the Purchaser, in its reasonable judgement, is restricted from directly receiving the Common Stock of the Company or the shares of Sen Lang pursuant to this Agreement, the Purchaser may designate an entity as its nominee to receive and hold on its behalf the the Common Stock of the Company or the shares of Sen Lang issued by such the Company or Sen Lang for such share exchange.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance of the Shares upon an exchange hereunder and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the notice and/or application(s) to each applicable Trading Market for the issuance of the Shares upon an exchange hereunder and the listing of the Shares for trading thereon in the time and manner required thereby and (ii) the filing of Form D with the Commission, if required, and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e) Issuance of the Shares. The Company and Seng Lang, individually, but not jointly represents that, with respect to its own Common Stock or capital stock: the Common Stock or the shares of Sen Lang are duly authorized and, when issued upon an exchange in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company or Sen Lang other than restrictions on transfer provided for in the Transaction Documents. The Company or Sen Lang has reserved from its duly authorized capital stock the maximum number of shares issuable upon an exchange hereunder.

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(f) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the date of each Closing and upon any exchange hereunder to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Purchaser understands that the Shares upon issuance in connection with an exchange hereunder will be “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and will be acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Purchaser’s right to sell the Sharesotherwise in compliance with applicable federal and state securities laws). Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time Purchaser was offered the Shares, it was, and as of the date hereof it is, and on each date on which it makes an exchange for any Shares hereunder, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Purchaser became aware of the Offering and was offered the Shares solely by means of direct contact between Purchaser and the Company, and not by any other means. Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Purchaser, any other general solicitation or general advertisement.

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(f) Access to Information. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Shares acquired in an exchange of Common Stock of the Company hereunder may only be disposed of in compliance with state and federal securities laws of the United States. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c) Purchaser agrees with the Company that Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares upon exchange of the Registered Capital of the OpCo as set forth herein.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser or the Company in the event that the Acquisition Closing shall not have occurred on or prior to December 31, 2021.

5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers which purchased at least 50.1% in interest of the Registered Capital based on the initial Subscription Amounts under the OpCo Capital Increase Agreement (or prior to the Closing, the Company and each Purchaser). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Registered Capital or any rights under OpCo Capital Increase Agreement, provided that such transferee agrees in writing to be bound, with respect to the transferred Registered Capital, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

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5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.16 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AVALON GLOBOCARE CORP.		Address for Notice:

By:	/s/ Dr. David Jin	Email:
Name:	Dr. David Jin	Fax:
Title:	CEO

With a copy to (which shall not constitute notice): Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10021 Attn: Steven M. Skolnick, Esq. Email: sskolnick@lowenstein.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SENLANG BIOTECHNOLOGY CO. LTD.		Address for Notice:

By:	/s/ Ding Wei	Email:
Name:	Ding Wei	Fax:
Title:	Chairman

With a copy to (which shall not constitute notice): JunHe LLP 26/F HKRI Centre One, HKRI Taikoo Hui 288 Shimen Road (No.1), Shanghai 200041, P. R. China Attn: Frank Zhou Email: zhouf@junhe.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LONLON BIOTECH LTD.		Address for Notice:

By:	/s/ Ding Wei	Email:
Name:	Ding Wei	Fax:
Title:	Director

With a copy to (which shall not constitute notice): Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10021 Attn: Steven M. Skolnick, Esq. Email: sskolnick@lowenstein.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Yueyin Datong (Tianjin) Asset Management Co. Ltd. (in Chinese, 约印大通（天津）资产管理有限公司)

Signature of Authorized Signatory of Purchaser:	/s/ Xiong Shuirou
(Seal)

Name of Authorized Signatory:	Xiong Shuirou

Title of Authorized Signatory:	President, Partner

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

1-708, Chuangzhi Building, 482 Dongmanzhong Road, Sino-Singapore Tianjin Eco-city, Binhai New Area, Tianjin City, P.R. China

(中国天津市滨海新区中新天津生态城动漫中路482号创智大厦1-708)

Address for Delivery of Shares to Purchaser upon an Exchange (if not same as address for notice):

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

CAPITAL INCREASE AGREEMENT

OF

SENLANG BIOTECHNOLOGY CO. LTD. (河北森朗生物科技有限公司)